Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PAR Technology Corporation

New Hartford, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228026 and 333-102197) and Form S-8 (No. 333-232589, 333-119828, 33-04968, 33-39784, 33-58110, 033-63095, 333-208063, 333-187246 and 333-137647) of PAR Technology Corporation of our report dated December 13, 2019, relating to the consolidated financial statements of AccSys, Inc., which appear in this Current Report on Form 8-K/A.

/s/ BDO USA, LLP

Tampa, FL
January 31, 2020